Alopexx, Inc. S-1/A

Exhibit 5.1

1300 Mount Kemble Avenue

P.O. Box 2075

Morristown, NJ 07962-2075

T: 973.993.8100 | F: 973.425.0161

MDMC-LAW.COM

Alopexx, Inc.

186 Alewife Brook Pkwy #1068

Cambridge, MA 02138

Re: Registration Statement on Form S-1 (File No. 333263328)

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-1, as amended (the “Registration Statement”), of Alopexx, Inc., a Delaware corporation (the “Company”), filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of: (a) an aggregate of up to 2,875,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), including up to 375,000 shares that may be sold pursuant to the underwriters’ over-allotment option; (b) the representative’s warrants that will be issued by the Company to the representative of the underwriters of the offering (the “Representative’s Warrants”); and (c) a number of shares of Common Stock equal to 5% of the Shares sold in the offering, issuable upon exercise of the Representative’s Warrants (the “Warrant Shares”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Company’s Amended and Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware, resolutions of the Company’s Board of Directors authorizing and approving, among other things, the filing of the Registration Statement, issuance of the Shares, the Representative’s Warrants and the Warrant Shares, and related matters, the underwriting agreement between the Company and the Representative, the warrant agreement between the Company and the Representative (the “Warrant Agreement”), specimen common stock certificates, and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

McElroy, Deutsch, Mulvaney & Carpenter, LLP

COLORADO · CONNECTICUT · DELAWARE · FLORIDA · MASSACHUSETTS · NEW JERSEY · NEW YORK · PENNSYLVANIA · RHODE ISLAND

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

(i)	the Shares, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable;

(ii)	the Representative’s Warrants, when executed and delivered in the manner set forth in the Warrant Agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the Warrant Agreement; and

(iii)	the Warrant Shares, when issued upon exercise of the Representative’s Warrants against payment therefor in accordance with the terms of the Warrant Agreement, will be validly issued, fully paid and non-assessable.

The opinions expressed above are subject to the following additional exceptions, qualifications, limitations and assumptions:

A.   Our opinions expressed herein are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. The opinions expressed herein are based upon the law of the State of New York and the General Corporation Law of the State of Delaware in effect on the date hereof and as of the effective date of the Registration Statement. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B.   The opinion in clause (ii) above is subject to (a) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (b) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, liquidated damages, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

C.     In rendering the opinions above, we have assumed that the pertinent provisions of the such “blue-sky” and state securities laws as may be applicable to the registration and issuance of the Shares and Warrant Shares, and such rules of the Financial Industry Regulatory Authority as may be applicable to the issuance and exercise of the Representative’s Warrants, have been complied with.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ McElroy, Deutsch, Mulvaney & Carpenter LLP